Exhibit 5.4

August 13, 2015

CBRE Group, Inc.

CBRE Services, Inc.

400 South Hope Street, 25th Floor

Los Angeles, California 90071

Ladies and Gentlemen:

We have acted as special Nevada counsel to CBRE Group, Inc., a Delaware corporation (the “Company”), CBRE Services, Inc., a Delaware corporation (the “Issuer”) and CBRE/LJM – Nevada, Inc., a Nevada corporation (the “Nevada Guarantor”), in connection with the filing by the Company and the Issuer of a registration statement on Form S-3 (File No. 333-201126) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the prospectus contained therein dated December 19, 2014 (the “Base Prospectus”), as supplemented by the prospectus supplement, dated August 6, 2015, filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the registration of $600,000,000 aggregate principal amount of the Issuer’s 4.875% Senior Notes due 2026 (the “Notes”), issued pursuant to that certain Fourth Supplemental Indenture, dated as of August 13, 2015 (the “Fourth Supplemental Indenture”), by and among the Company, the Issuer, the guarantors party thereto, including the Nevada Guarantor, and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), supplementing that certain Indenture, dated as of March 14, 2013, by and among the Company, the Issuer, certain subsidiaries of the Company named therein and the Trustee (as so supplemented, including by the Fourth Supplemental Indenture, the “Indenture”). The Notes will be guaranteed by the Nevada Guarantor pursuant to and in accordance with the terms of the Indenture (the “Guarantee”).

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company, the Issuer and the Nevada Guarantor in connection with the authorization and issuance of the Notes and the Guarantee, as referenced in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions expressed below, we have assumed all such proceedings have been or will be timely completed in the manner presently proposed and the terms of such issuance will be in compliance with applicable laws.

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, including the Prospectus, (ii) the Fourth Supplemental Indenture, (iii) the Indenture, (iv) the global notes evidencing the Notes (collectively, the “Global Notes”), (v) the articles of incorporation and bylaws, each as amended to date, of the Nevada Guarantor (the “Governing Documents”), (vi) the resolutions of the board of directors of the Nevada Guarantor with respect to the Fourth Supplemental Indenture, the Indenture, the Notes, the Guarantee and the notes transactions contemplated thereby (the “Transactions”), (vii) the Certificate of Existence with Status in Good Standing issued by the office of the Nevada Secretary of State on August 5, 2015, with respect to the good standing in Nevada of the Nevada Guarantor on such date and (viii) such other documents, agreements, instruments and corporate records and proceedings, as we have deemed necessary or appropriate for purposes of this opinion letter. We have also obtained from officers and other representatives of the Nevada Guarantor and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary or appropriate for the purpose of issuing the opinions set forth herein.

100 North City Parkway, Suite 1600 Las Vegas, NV 89106-4614 main 702.382.2101

CBRE Services, Inc.

August 13, 2015

Without limiting the generality of the foregoing, in issuing this opinion letter, we have, with your permission, assumed without independent verification that: (i) the statements of fact and all representations and warranties set forth in the documents we have reviewed are true and correct as to factual matters, in each case as of the date or dates of such documents and as of the date hereof; (ii) the obligations of each party set forth in the documents we have reviewed are the valid and binding obligations of such party, enforceable in accordance with their respective terms; (iii) each natural person executing a document has sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, facsimile or electronic copies conform to the original document; and (v) all corporate records made available to us by the Nevada Guarantor, and all public records we have reviewed, are accurate and complete.

As used herein, all references to: (i) “statutes” generally, are to the Nevada Revised Statutes as in effect on the date hereof; and (ii) “Applicable Nevada Law” are to the statutes, rules and regulations of the State of Nevada which we, in the exercise of our customary professional diligence, recognize as being directly applicable to the Nevada Guarantor and the Transactions.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the general corporate laws of the State of Nevada in effect on the date hereof, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “Blue Sky” laws, rules or regulations.

Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1. The Nevada Guarantor is validly existing as a corporation in good standing under the laws of the State of Nevada.

2. The Nevada Guarantor has the corporate power and authority to execute and deliver the Fourth Supplemental Indenture and perform its obligations under the Indenture.

3. The Fourth Supplemental Indenture (including the Guarantee set forth therein) and the execution and delivery thereof by the Nevada Guarantor have been duly authorized by the Nevada Guarantor. The Nevada Guarantor has duly executed the Fourth Supplemental Indenture.

4. The execution and delivery by the Nevada Guarantor of the Fourth Supplemental Indenture and consummation of the Transactions do not violate the Governing Documents or any Applicable Nevada Law.

The opinions contained herein are subject to, and we express no opinion as to, the effect of bankruptcy, insolvency, reorganization, moratorium, anti-deficiency, and other similar laws, rules and regulations now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally, the federal Bankruptcy Code, the Uniform Fraudulent Transfer Act (as codified in Nevada Revised Statutes Chapter 112), and any other laws, rules or regulations relating to fraudulent or unlawful conveyances, distributions and transfers.

CBRE Services, Inc.

August 13, 2015

In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after the later of the date hereof and the filing date of the Prospectus Supplement. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus Supplement under the heading “Legal Matters”. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Simpson Thacher & Bartlett LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of issuing its opinion letter to the Company relating to the registration of the Notes, as filed with the Commission.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP